                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported)
                               September 9, 1997



                           GOTHIC ENERGY CORPORATION
                        Commission file number 0-19753


An Oklahoma Corporation                         IRS Employer No. 22-2663839


                              5727 S. Lewis Ave.
                          Tulsa, Oklahoma  74105-7148
                        Telephone Number (918) 749-5666



    The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated September 9, 1997, as set forth in the pages attached hereto:


                   Item 7.  Financial Statements and Exhibits

                                   FORM 8-K/A

                           GOTHIC ENERGY CORPORATION

                               TABLE OF CONTENTS


Item 7.  Financial Statements and Exhibits
         ---------------------------------

     (a) Financial Statements of Business Acquired

         Set forth below are the financial statements appearing in this report:

                                                                       Page in
         HS Properties                                               This Report
         -----------------------------------------------------------------------

           Report of Independent Accountants                             F-1
           Historical Schedule of Gross Revenues
            and Direct Lease Operating Expenses of the
            HS Properties for the Years Ended
            December 31, 1996 and 1995 and for the six months
            ended June 30, 1997 and 1996                                 F-2
           Notes to the Historical Schedule of Gross
            Revenues and Direct Lease Operating
            Expenses of the HS Properties                                F-3

     (b) Pro Forma Financial Information - Gothic Energy Corporation

         Set forth below is the pro forma financial information appearing in this report:

                Unaudited Pro Forma Combined Condensed
                  Statement of Operations for the Year Ended
                  December 31, 1996                                      P-1
                Unaudited Pro Forma Combined Condensed
                  Statement of Operations for the Six Months
                  Ended June 30, 1997                                    P-2
                Unaudited Pro Forma Combined Condensed
                  Balance Sheet as of June 30, 1997                      P-3
                Notes to the Unaudited Pro Forma Combined
                  Condensed Financial Statements                         P-4

     (c) Exhibits - Consent of Independent Accountants

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GOTHIC ENERGY CORPORATION



    OCTOBER 2, 1997              BY: /S/ MICHAEL PAULK
                                     -------------------------------------
                                     MICHAEL PAULK
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (a)   Financial Statements of Business Acquired


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Gothic Energy Corporation

  We have audited the accompanying historical schedule of gross revenues and direct lease operating expenses of the HS Properties, as defined in Note 1, (the "Schedule") for the years ended December 31, 1996 and 1995. The Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Schedule based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying historical schedule of gross revenues and direct lease operating expenses of the HS Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Gothic Energy dated September 9,
1997) as described in Note 2 and is not intended to be a complete presentation of HS Properties' revenues and expenses.

  In our opinion, the Schedule referred to above presents fairly, in all material respects, the gross revenues and direct lease operating expenses described in Note 2 of the HS Properties for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
July 11, 1997

                           GOTHIC ENERGY CORPORATION

             HISTORICAL SCHEDULE OF GROSS REVENUES AND DIRECT LEASE

                    OPERATING EXPENSES OF THE HS PROPERTIES

                                  FOR THE YEAR ENDED     FOR THE SIX MONTHS
                                     DECEMBER 31,          ENDED JUNE 30,
                                 --------------------- ----------------------
                                    1996       1995       1997        1996
                                 ---------- ---------- ----------- ----------
                                                       (UNAUDITED) (UNAUDITED)
Gross revenues.................. $5,643,000 $3,884,000 $2,739,000  $2,614,000
Direct lease operating
 expenses.......................  2,012,000  1,702,000  1,030,000     971,000
                                 ---------- ---------- ----------  ----------
Excess of gross revenues over
 direct lease operating
 expenses....................... $3,631,000 $2,182,000 $1,709,000  $1,643,000
                                 ========== ========== ==========  ==========



         The accompanying notes are an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION

                      NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                             OF THE HS PROPERTIES

1. THE PROPERTIES

  On September 9, 1997, Gothic Energy Corporation ("Gothic") acquired from two affiliates of HS Resources, Inc. ("HS") various working interests in a total of approximately 250 oil and gas producing wells located in New Mexico and Oklahoma (the "HS Acquisition"). The purchase price for the properties (the "HS Properties") was $27,500,000 plus the transfer of certain producing properties presently owned by Gothic having a value of less than $1,000,000, subject to closing adjustments. The effective date of the HS Aquisition was July 1, 1997, for the purpose of determining the closing adjustments.

2. BASIS OF PRESENTATION

  The schedule presents the historical gross revenues and direct lease operating expenses related to the productive properties acquired. Expenses such as depreciation, depletion and amortization, general and administrative expenses and income taxes have not been included in the schedule.

3. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

  ESTIMATED QUANTITIES--Oil and natural gas reserves cannot be measured exactly. Estimates of oil and natural gas reserves require extensive judgments of reservoir engineering data and are generally less precise than other estimates made in connection with financial disclosures.

  Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and natural gas reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves which can be expected to be recovered. Undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

  Estimated quantities of proved oil and natural gas reserves acquired from HS at June 30, 1997 (the date at which the most recent reserve report was available) were (in thousands):

            Proved Reserves:          Oil (Bbls)  1,914
                                      Gas (Mcf)  39,066
            Proved Developed
             Reserves:                Oil (Bbls)  1,251
                                      Gas (Mcf)  24,921

  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES ("SMOG")--Estimates of oil and natural gas reserves require extensive judgments of reservoir engineering data as explained above. Assigning monetary values to such estimates does not reduce the subjectivity and changing nature of such reserve estimates. Indeed, the uncertainties inherent in the disclosure are compounded by applying additional estimates of the rates and timing of production and the costs that will be incurred in developing and producing the reserves. The information set forth herein is therefore subjective and, since judgments are involved, may not be comparable to estimates submitted by other oil and natural gas producers. In addition, since prices and costs do not remain static and no price or cost escalations or de-escalations have been considered, the results are not necessarily indicative of the estimated fair market value of estimated proved reserves nor of estimated future cash flows. Accordingly, these estimates are expected to change as future information becomes available.

                           GOTHIC ENERGY CORPORATION

                      NOTES TO THE HISTORICAL SCHEDULE OF
              GROSS REVENUES AND DIRECT LEASE OPERATING EXPENSES
                       OF THE HS PROPERTIES--(CONTINUED)

3. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)--CONTINUED

  Future net cash inflows are based on the future production of proved reserves of crude oil and natural gas as estimated by petroleum engineers by applying current prices of oil and gas to estimated future production of proved reserves. Prices used in determining future cash inflows for oil and natural gas as of June 30, 1997, were $19.00 per barrel and $1.85 per mcf, respectively.

  Future net cash flows are then calculated by reducing such estimated cash inflows by the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves and by the estimated future income taxes. Estimated future income taxes are computed by applying the appropriate year-end tax rate to the future pretax net cash flows relating to the estimated proved oil and gas reserves. The estimated future income taxes give effect to permanent differences and tax credits and allowances.

  The SMOG is based on criteria established by Financial Accounting Standards Statement No. 69, "Accounting for Oil and Gas Producing Activities" and is not intended to be a "best estimate" of the fair value of the acquired oil and gas properties. For this to be the case, forecasts of future economic conditions, varying price and cost estimates, varying discount rates and consideration of other than proved reserves (i.e., probable reserves), would have to be incorporated into the valuations.

  Included in the estimated standardized measure of future cash flows are certain capital projects. Gothic estimates the capital required to develop undeveloped oil and gas reserves relating to the acquired HS properties over the next three years to be approximately $8.9 million, including $4.4 million during the year ending December 31, 1998. The SMOG for the acquired properties is as follows (in thousands):

Future cash flows...................................................  $112,111
Future production costs and development costs.......................   (35,793)
Future income tax expense...........................................   (18,551)
                                                                      --------
Future net cash flows...............................................    57,767
10% annual discount for estimated timing of cash flows..............   (30,653)
                                                                      --------
Standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves................................  $ 27,114
                                                                      ========

        (b) PRO FORMA FINANCIAL INFORMATION - GOTHIC ENERGY CORPORATION

                           GOTHIC ENERGY CORPORATION

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                HISTORICAL                                   PRO FORMA
                          ----------------------------------------------------------  ---------------------------
                                            1996            1997             HS
                            GOTHIC     ACQUISITIONS(a) ACQUISITIONS(b) ACQUISITION(c) ADJUSTMENTS      COMBINED
                          -----------  --------------  --------------  -------------  ------------    -----------
Revenue:
 Oil and gas sales......  $10,385,000    $2,142,000     $10,269,000     $ 5,226,000   $         --    $28,022,000
 Well operations........    1,062,000            --              --              --      1,052,000 (d)  2,114,000
 Interest and other
  income................       68,000        27,000              --              --             --         95,000
                          -----------    ----------     -----------     -----------   ------------    -----------
  Total revenue.........   11,515,000     2,169,000      10,269,000       5,226,000      1,052,000     30,231,000
Costs and expenses:
 Lease operating
  expense...............    4,807,000       761,000       1,433,000       1,745,000             --      8,746,000
 Gas system expense.....           --            --       2,984,000              --             --      2,984,000
 Depletion, depreciation
  and amortization......    2,856,000            --              --              --      4,936,000 (e)  7,792,000
 General and
  administrative
  expense...............    1,781,000            --              --              --             --      1,781,000
Provision for
  impairment of oil and
  gas properties........    5,050,000            --              --              --             --      5,050,000
                          -----------    ----------     -----------     -----------   ------------    -----------
 Operating income
  (loss)................   (2,979,000)    1,408,000       5,852,000       3,481,000     (3,884,000)     3,878,000

 Interest expense and
  debt issuance costs...    1,529,000            --              --              --     12,098,000 (f) 13,627,000
                          -----------    ----------     -----------     -----------   ------------    -----------
Income (loss) before
 income taxes and
 extraordinary item.....   (4,508,000)    1,408,000       5,852,000       3,481,000    (15,982,000)    (9,749,000)
Income tax benefit......    2,993,000            --              --              --             --      2,993,000
                          -----------    ----------     -----------     -----------   ------------    -----------
Income (loss) before
 extraordinary item.....  $(1,515,000)    1,408,000       5,852,000       3,481,000    (15,982,000)    (6,756,000)
Preferred dividends
 ($68.75 per preferred
 share).................      381,000            --              --              --             --        381,000
Preferred dividend--
 amortization of
 discount...............      792,000            --              --              --             --        792,000
                          -----------    ----------     -----------     -----------   ------------    -----------
Income (loss) before
 extraordinary item
 available for common
 shares.................  $(2,688,000)   $1,408,000     $ 5,852,000     $ 3,481,000   $(15,982,000)   $(7,929,000)
                          ===========    ==========     ===========     ===========   ============    ===========
Income (loss) before
 extraordinary item per
 common share             $     (0.23)                                                                $     (0.66)
                          ===========                                                                 ===========
Weighted average shares
 outstanding (both
 primary and fully
 diluted)...............   11,663,117                                                      350,000 (1) 12,013,117
                          ===========                                                 ============    ===========

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements.

                          GOTHIC ENERGY CORPORATION

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                        HISTORICAL                         PRO FORMA
                          ----------------------------------------- --------------------------
                                                 KERR-
                            GOTHIC     FINA(g) MCGEE(g)     HS(c)   ADJUSTMENTS     COMBINED
                          ----------  -------- --------  ---------- -----------    -----------
Revenue:
 Oil and gas sales......  $8,025,000  $322,000 $599,000  $2,498,000 $        --    $11,444,000
 Gas system revenue.....   2,179,000        --       --          --          --      2,179,000
 Well operations........     631,000        --       --          --     226,000 (d)    857,000
 Interest and other
  income................      20,000        --       --          --          --         20,000
                          ----------  -------- --------  ---------- -----------    -----------
  Total revenue.........  10,855,000   322,000  599,000   2,498,000     226,000     14,500,000
Costs and expenses:
 Lease operating
  expense...............   3,222,000    88,000  122,000     877,000          --      4,309,000
 Gas system expense.....   1,742,000        --       --          --          --      1,742,000
 Depletion, depreciation
  and amortization         2,673,000        --       --          --     776,000 (e)  3,449,000
 General and
  administrative
  expense...............   1,041,000        --       --          --          --      1,041,000
                          ----------  -------- --------  ---------- -----------    -----------
 Operating income.......   2,177,000   234,000  477,000   1,621,000    (550,000)     3,959,000
 Interest expense and
  debt issuance costs      2,926,000        --       --          --   3,888,000 (f)  6,814,000
                          ----------  -------- --------  ---------- -----------    -----------
Income (loss) before
 income taxes...........    (749,000)  234,000  477,000   1,621,000  (4,438,000)    (2,855,000)
Income tax provision....          --        --       --          --          --             --
                          ----------  -------- --------  ---------- -----------    -----------
Net income (loss).......  $ (749,000)  234,000  477,000   1,621,000  (4,438,000)    (2,855,000)
Preferred dividend......     196,000        --       --          --          --        196,000
                          ----------  -------- --------  ---------- -----------    -----------
Net income (loss
 available for common
 shares.................  $ (945,000) $234,000 $477,000  $1,621,000 $(4,438,000)   $(3,051,000)
                          ==========  ======== ========  ========== ===========    ===========
Net loss per common
 share..................  $     (.07)                                              $      (.24)
                          ==========                                               ===========
Weighted average shares
 outstanding (both
 primary and fully
 diluted)...............  12,820,079                                    100,000 (l) 12,920,079
                          ==========                                ===========    ===========



The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements.

                          GOTHIC ENERGY CORPORATION

        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1997

                                                           PRO FORMA
                                       HISTORICAL   ----------------------------
               ASSETS                    GOTHIC     ADJUSTMENTS       COMBINED
               ------                  -----------  -----------     ------------
Current assets:
  Cash and cash equivalents.........   $   304,000  $15,423,000 (h) $ 15,727,000
  Oil and gas receivable............     2,829,000           --        2,829,000
  Receivable from officers and
   employees........................        85,000           --           85,000
  Other.............................       293,000           --          293,000
                                       -----------  -----------     ------------
    Total current assets............     3,511,000   15,423,000       18,934,000
Property and equipment:
  Oil and gas properties on full
   cost method:
   Properties being amortized.......    62,542,000   31,100,000 (i)   93,642,000
   Unproved properties not subject
    to amortization.................     1,768,000                     1,768,000
  Gas gathering and processing
   system...........................     5,046,000                     5,046,000
  Equipment, furniture and
   fixtures.........................       359,000           --          359,000
  Accumulated depreciation,
   depletion and amortization.......    (6,310,000)          --       (6,310,000)
                                       -----------  -----------     ------------
  Property and equipment, net.......    63,405,000   31,100,000       94,505,000
  Other assets, net.................     5,333,000    4,250,000 (h)    6,073,000
                                                       (810,000)(j)
                                                     (2,700,000)(k)
                                       -----------  -----------     ------------
    Total assets....................   $72,249,000  $47,263,000     $119,512,000
                                       ===========  ===========     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable trade............     1,858,000           --        1,858,000
  Revenues payable..................     1,899,000           --        1,899,000
  Accrued liabilities...............       511,000     (132,000)(h)      379,000
  Notes payable.....................    14,500,000  (14,500,000)(h)           --
  Current portion long-term debt....     4,760,000   (4,760,000)(h)           --
                                       -----------  -----------     ------------
    Total current liabilities.......    23,528,000  (19,392,000)       4,136,000
Long-term debt......................    29,835,000   70,165,000 (h)   98,810,000
                                                     (1,190,000)(m)
Gas imbalance liability.............       883,000           --          883,000
Common stock subject to repurchase
 (1,500,000 shares).................     2,700,000   (2,700,000)(k)           --
Stockholder's equity:
  Preferred stock, par value $.05,
   authorized 500,000 shares; issued
   and outstanding 4,490 shares.....         1,000           --            1,000
  Common stock, $.01 par value,
   authorized 100,000,000 shares;
   issued and outstanding 13,606,511
   shares...........................       136,000           --          136,000
  Additional paid in capital........    34,726,000    1,190,000 (m)   35,916,000
  Accumulated deficit...............   (19,560,000)    (810,000)(j)  (20,370,000)
                                       -----------  -----------     ------------
    Total stockholder's equity......    15,303,000      380,000       15,683,000
                                       -----------  -----------     ------------
    Total liabilities and
     stockholders' equity...........   $72,249,000  $47,263,000     $119,512,000
                                       ===========  ===========     ============

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

1. THE PROPERTIES

  On September 9, 1997, pursuant to an agreement dated June 30, 1997, the Company acquired from HS Resources, Inc. ("HS") various working interests in a total of approximately 250 oil and gas producing properties located in New Mexico and Oklahoma (the "HS Acquisition"). The Company will operate 142 of the wells. The purchase price for the properties acquired was $27,500,000, plus the transfer of certain properties to HS valued at less than $1,000,000. The HS Acquisition closed concurrently with, and the purchase price was financed through, the Offering on September 9, 1997, (the "HS Acquisition") as more fully discussed below. The Company issued 1,500,000 shares of its common stock to HS on June 30, 1997 when the market price of the stock was $1.80 per share as a deposit toward the purchase price. The Company re-acquired and retired the shares issued to HS upon closing of the HS Acquisition at a purchase price of $1.80 per share.

  On May 15, 1997, the Company purchased, pursuant to a purchase and sale agreement dated April 12, 1997 with Fina Oil and Chemical Company ("Fina") various working interests in 20 oil and gas producing properties (the "Fina Aquisition"). The producing properties are located in Beaver County, Oklahoma and Clark County, Kansas. The purchase price was approximately $3,300,000 after closing adjustments, including a $200,000 deposit paid in March 1997, and was borrowed under the Company's Credit Facility. The Company assumed operations of all 20 producing properties.

  On August 12, 1997, pursuant to an agreement dated July 10, 1997 the Company acquired from Kerr-McGee Corporation ("Kerr-McGee") various working interests and royalty interests in 162 wells located in Canadian and Grady Counties of Oklahoma (the "Kerr-McGee Acquisition"). The total purchase price was $3,600,000 paid at the closing of the transaction. The funds to pay the purchase price were borrowed under the Company's Credit Facility. The Company will operate 16 of the wells acquired.

2. FINANCING

  Financing for the HS Acquisition was provided by a portion of the proceeds of an offering of 100,000 Units, consisting of an aggregate of $100,000,00 principal amount of 12 1/4% Senior Notes due 2004 and 1,400,000 warrants to purchase an aggregate of 1,400,000 shares of Common Stock of the Company for $3.00 per share, the "Offering", which closed concurrently with the closing of the HS Acquisition. The Notes will mature on September 1, 2004 and bear interest at the rate of 12 1/4% per annum, payable semiannually on March 1 and September 1 of each year, commencing March 1, 1998. In addition to providing funding for the HS Acquisition, the proceeds from the Offering were used to retire the Company's existing bank borrowing, to repay other indebtedness, and are intended to be used to fund future acquisitions and development of producing properties and for working capital. The Company incurred offering costs of approximately $4,250,000 in connection with the Offering.

3. BASIS OF PRESENTATION

  The accompanying Unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet are presented to reflect the consummation of the HS Acquisition in September 1997, the Fina and Kerr-McGee Acquisitions, and various other acquisitions made by the Company in 1997 and 1996, as discussed below, as if these transactions had occurred at January 1, 1996, for purposes of the statements of operations and as of June 30, 1997 for purposes of the balance sheet, and may not be indicative of the results that would have occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. The accompanying unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet should be read in conjunction with the historical consolidated financial statements and notes to consolidated financial statements of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997, the Historical Schedule of Gross Revenues and Direct Lease Operating Expenses of the Comstock Properties for the three months ended March 31, 1996, the Historical Schedule of Gross Revenues and Direct Operating Expenses of the Norse and Horizon Properties for the year ended December 31, 1996, and the Historical Schedule of Gross Revenues and Direct Lease Operating Expenses of the HS Properties for the year ended December 31, 1996 and for the six months ended June 30, 1997.

  Other 1997 acquisitons made by Gothic include the acquisition of interests in oil and gas properties and in a gas gathering system in February 1997 from Norse Exploration, Inc., and Norse Pipeline, Inc., (the "Norse Acquisition") and from
H. Huffman & Company (the "Huffman Acquisition"), as well as the acquisition of interests in oil and gas properties in February 1997 from Horizon Gas Partners, L.P. (the "Horizon Acquisition"). The 1996 acquisitions made by Gothic include the acquisition of Buttonwood Energy Corporation (the "Buttonwood Acquisition") in January 1996, the acquisition of interests, in oil and gas properties from Comstock Oil and Gas, Inc. (the "Comstock Acquisition") in May 1996, and the acquisition of interests in oil and gas properties from Athena Energy, Inc. (the "Athena Acquisition"), in December 1996.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

4. PRO FORMA ADJUSTMENTS

  The accompanying unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet include the following adjustments:

    (a) Reflects the historical revenues and lease operating expenses of the properties acquired during 1996 for the allocable portion of 1996 not included in the Company's historical 1996 financial statements. The 1996 acquisitions' allowable results include the Buttonwood Acquisition for one month, the Comstock Acquisition for four months, the Athena Acquisition for eleven months and other various working interests acquired for seven weeks. The 1996 acquisitions also reflect a deduction for revenues and lease operating expenses associated with certain properties sold in April and August of 1996.

    (b) Reflects the historical revenues and lease operating expenses of the properties acquired in the Norse Acquisition, the Horizon Acquisition, the Huffman Acquisition, the Fina Acquisition, the Kerr McGee Acquisition and other acquisitions consummated in 1997.

    (c) Reflects the historical revenues and lease operating expenses of the properties acquired during 1997 from HS, less the historical revenues and lease operating expenses associated with certain properties transferred to HS as part of the acquisition.

    (d) Adjustment to well operations revenue to reflect the historical revenue realized as a result of operating a total of 248 wells acquired from various parties including Fina, Kerr-McGee, and HS during the year ended December 31, 1996 and for the six months ended June 30, 1997.

    (e) Depreciation, depletion and amortization ("DD&A") was calculated using a DD&A rate based on production for 1996 and for the six months ended June 30, 1997, and estimated reserves at the beginning of 1996 and 1997, respectively, under the full cost method of accounting for oil and gas properties and the straight line method for the Company's gas gathering system.

    (f) Adjustment to interest expense to reflect the debt incurred associated with the Offering at an interest rate of 12.25% per annum, amortization of debt issuance costs and amortization of the estimated original issue discount related to the warrants issued in connection with the Offering.

    (g) Reflects the historical revenues and lease operating expenses of the properties acquired during 1997 from Fina and Kerr-McGee. The Fina amounts include the first three months of 1997 only, as the remaining three months are included in Gothic's historical numbers.

    (h) Adjustment to debt to reflect the Offering and the repayment of the Company's credit facility and bridge financing. Adjustment also reflects payment of $132,000 in related accrued interest under the credit facility, $4,250,000 in deferred offering costs, and excess cash of $15,423,000 to be used for working capital, future acquisitions, and development costs.

    (i) Adjustment to reflect the Kerr-McGee Acquisition for $3,600,000, and the HS Acquisition for $27,500,000.

    (j) Adjustment to deferred loan costs to reflect the write-off of $435,000 as the remaining unamortized portion of the estimated fair value of the 250,000 shares of common stock issued as part of the bridge financing, the $83,000 remaining unamortized portion of the fee paid in cash related to the bridge financing, and the $112,000 remaining unamortized portion of the estimated fair value of the 100,000 shares of common stock issued on May 31, 1997 to extend the $2,500,000 bridge note, and $180,000 as the estimated fair value of the 100,000 shares of common stock issued on July 31, 1997, to extend the $2,500,000 bridge note to September 30, 1997.

    (k) Adjustment to reflect the repurchase and retirement of the 1,500,000 shares of the Company's common stock for $1.80 per share from HS in conjunction with the closing of the HS Acquisition and the Offering.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

    (l) To adjust the year ended December 31, 1996 for 250,000 shares issued as additional debt costs on debt incurred to purchase properties and 100,000 shares issued to extend the maturity date of the $2,500,000 loan and to adjust the six months ended June 30, 1997 for the 100,000 shares issued to extend the maturity date of the $2,500,000 loan.

    (m) Adjustment to reflect the estimated fair value of the warrants of $1,190,000 issued in connection with the Offering.